ECOFARMS INTERNATIONAL INC.

CUSIP 278931 10 0

INCORPORATED UNDER THE LAWS OF NEVADA

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

COMMON STOCK

NUMBER

EFI XXXXX

SHARES

** XXXXXXXX **

This certifies that

XXXXXXXXX XXXXXXXXX *****

is the owner of

XXXXXXXXXX XXXXXXXXXX XXXXXXXXXX *****

FULLY PAID AND NON-ASSESABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF

ECOFARMS INTERNATIONAL INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and by the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE: XX/XX/XXXX

CHIEF EXECUTIVE OFFICER

ECOFARMS INTERNATIONAL INC
CORPORATE
SEAL
2008
NEVADA

Countersigned:
ROUTH STOCK TRANSFER, INC.
6860 N DALLAS PKWY STE 200
PLANO TX 75024

By: ______________________________
TRANSFER AGENT – AUTH. SIGNATURE

SECRETARY